UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.   )

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ALAMO GROUP INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2

ALAMO GROUP INC.

1627 East Walnut Street

Seguin, Texas 78155

Dear Fellow Stockholders:

                You are cordially invited to attend the 2011 Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 5, 2011, at 9:00 a.m. local time, at the Grand Hyatt Hotel, 600 E. Market Street, San Antonio, Texas 78205.  We hope that you will be able to attend the meeting.  Matters on which action will be taken at the meeting are explained in detail in the notice of meeting and proxy statement accompanying this letter.

                In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

                Whether or not you expect to be present and regardless of the number of shares you own, please mark, sign and mail the enclosed proxy in the envelope provided as soon as possible.  Stockholders may also vote through the Internet or by telephone.  If you attend the meeting, you may revoke your proxy and vote in person.

                Thank you for your support.  We hope to see you at the meeting.

Donald J. Douglass

Chairman of the Board of Directors

March 21, 2011

ALAMO GROUP INC.

1627 East Walnut Street

Seguin, Texas 78155

____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 5, 2011

____________________

To the Stockholders of

Alamo Group Inc.

                NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Alamo Group Inc. (the “Company”) will be held at the Grand Hyatt Hotel, 600 E. Market Street, San Antonio, Texas, on Thursday, May 5, 2011, at 9:00 a.m. local time, for the following purposes:

(1)	to elect six (6) directors to the Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified;
(2)	to ratify the Audit Committee’s appointment of KPMG LLP as the Company's independent auditors for the 2011 fiscal year;
(3)	to hold an Advisory Vote on executive compensation;
(4)	to hold an Advisory Vote on the frequency of holding an advisory vote on executive compensation; and
(5)	to transact such other business as may properly come before the meeting or any adjournment thereof.

                In accordance with the Bylaws of the Company, the Board of Directors fixed the record date for the meeting as March 21, 2011. Only stockholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

                Stockholders who do not expect to attend the meeting in person are urged to sign the enclosed proxy and return it promptly.  A return envelope is enclosed for that purpose.  Stockholders may also vote through the Internet or by telephone.  Instructions for voting through the Internet or by telephone are included on the proxy card.

A complete list of stockholders entitled to vote at the meeting, showing the address of each stockholder and the number of shares registered in the name of each stockholder, shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten business days prior to the meeting, commencing April 19, 2011, at the offices of the Company’s Counsel, which is Oppenheimer, Blend, Harrison and Tate, Inc., located at 711 Navarro, Suite 600, San Antonio, Texas 78205-1796.

By Order of the Board of Directors

Robert H. George
Secretary

Dated: March 21, 2011

ALAMO GROUP INC.

1627 East Walnut Street

Seguin, Texas 78155

PROXY STATEMENT

                The accompanying Proxy is solicited by the Board of Directors (the “Board of Directors” or the “Board”) of Alamo Group Inc., a Delaware corporation (the “Company,” “we,” “our,” or “us”), to be voted at the 2011 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 5, 2011, and at any meeting scheduled as a result of any adjournments thereof.  The meeting will be held at 9:00 a.m. local time, at the Grand Hyatt Hotel, 600 E. Market Street, San Antonio, Texas. This Proxy Statement and the accompanying Proxy are being mailed to stockholders on or about April 1, 2011.  The Annual Report of the Company for fiscal 2010, including audited financial statements for the fiscal year ended December 31, 2010, and a proxy card are enclosed.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 5, 2011:  Our Proxy Statement and our Annual Report, which includes our Form 10-K for the fiscal year ended December 31, 2010, are available free of charge on our website at:  www.alamo-group.com/investor_relations /financial_reports.html.

VOTING AND PROXIES

                Only holders of record of common stock, par value $.10 per share (“Common Stock”), of the Company at the close of business on March 21, 2011 (the “Record Date”) shall be entitled to vote at the meeting.  There were 20,000,000 authorized shares of Common Stock and 11,831,979 shares of Common Stock outstanding on the Record Date.  Each share of Common Stock is entitled to one vote.  Any stockholder giving a proxy has the power to revoke the same at any time prior to its use by giving notice in person or in writing to the Secretary of the Company.

                The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the 2011 Annual Meeting of Stockholders and any adjournment thereof.

Votes Required to Approve a Proposal

Each director will be elected by a majority of the votes cast with respect to such director.  A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director.  Under Delaware law, if the director is not elected at the annual meeting, the director will continue to serve on the Board as a “holdover director.”  As required by the Company’s Bylaws, each director has submitted an irrevocable letter of resignation as director that becomes effective if he or she is not elected by stockholders and the Board accepts the resignation.  If a director is not elected, the Nominating/Corporate Governance Committee will consider the director’s resignation and recommend to the Board whether to accept or reject the resignation.  The Board will decide whether to accept or reject the resignation and publicly disclose its decision and, if it rejects the resignation, the rationale behind the decision, within 90 days after the election results are certified.

                The ratification of KPMG LLP’s appointment as the Company’s independent auditor requires the affirmative vote of a majority of the shares represented at the annual meeting and entitled to vote thereat.

The Company also requests from stockholders an advisory vote on the following two proposals:

(1)   Endorse or not endorse the Company’s Executive Compensation (“the say-on-pay proposal”).

(2)   Advise whether a shareholder vote on executive compensation should be held every year, two years or three years (“the frequency of say-on-pay proposal”).

Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting.  Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

The frequency of the say-on-pay proposal is a non-binding vote as to how often the say-on-pay proposal should occur. You may vote for: every year, every two years, or every three years, or you may abstain. The choice among the four choices included in the resolution that receives the highest number of votes will be deemed the choice of the stockholders. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspectors of election appointed by the Company for the meeting.  The inspectors of election will treat abstentions and broker non-votes as shares that are present for purposes of determining the presence of a quorum.  Abstentions may be specified on all proposals.  Abstentions are present and entitled to vote for purposes of determining the approval of any matter submitted to the stockholders for a vote and will thus have the same effect as a negative vote on the proposal to ratify the appointment of KPMG LLP and the say-on-pay proposal. Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.  If a broker indicates on a proxy that it does not have the discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered present and entitled to vote with respect to that matter.

BENEFICIAL OWNERSHIP OF COMMON STOCK

                Listed in the following table are the only beneficial owners that the Company is aware of as of February 28, 2011, of more than five percent of the Company's outstanding Common Stock.  In addition, this table includes the outstanding voting securities beneficially owned by the Company’s directors, its executive officers that are listed in the Summary Compensation Table, and by its directors and executive officers as a group as of February 28, 2011.  Unless indicated otherwise below, the address of each person named on the table below is: c/o Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

Beneficial Owner of Common Stock	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

Capital Southwest Venture Corporation 12900 Preston Road, Suite 700 Dallas, TX 75230	2,834,900 (3)(9)	23.92%

Duroc, LLC c/o Brian Gilbert Gould & Ratner LLP 222 N. LaSalle Street, Suite 800 Chicago, IL 60601	1,700,000 (4)	14.37%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	939,839 (5)	7.94%

Third Avenue Management LLC 622 Third Avenue, 32nd Floor New York, NY 10017	783,926 (6)	6.63%

Donald J. Douglass	247,025 (7)(9)	2.09%

Ronald A. Robinson	196,075 (8)	1.66%

Helen W. Cornell	— (10)	*

Jerry E. Goldress	47,600 (9)	*

-4-
James B. Skaggs	26,700 (9)	*

David W. Grzelak	6,600 (9)	*

Gary L. Martin	2,834,900 (3)(9)	*

Dan E. Malone	22,400 (8)	*

Robert H. George	23,250 (8)	*

Richard J. Wehrle	20,140 (8)	*

Geoff Davies	28,050 (8)	*

Donald C. Duncan	9,800 (8)	*

Richard D. Pummell	13,800 (8)	*

All Directors and Executive Officers as a Group (13 Persons)	3,476,340 (3)(7)(8)(9)	29.4%

_____________________

*	Less than 1% of class
(1)	In each case the beneficial owner has sole voting and investment power, except as otherwise provided herein.
(2)	The calculation of percent of class is based on the number of shares of Common Stock outstanding as of February 28, 2011, being 11,831,979 shares.
(3)

Includes shares owned by Capital Southwest Corporation ("Capital Southwest") (170,300 shares), and its subsidiary Capital Southwest Venture Corporation (2,660,000 shares). Mr. Martin, a director of the Company, serves as Chairman of the Board, President and CEO of both Capital Southwest Venture Corporation and Capital Southwest. Mr. Martin has shared voting and investment power with respect to the shares of Common Stock owned by Capital Southwest Venture Corporation and Capital Southwest. Mr. Martin personally disclaims beneficial ownership of these shares.

(4)

Based on Schedule 13D dated October 29, 2009, by which Duroc, LLC and Henry Crown and Company (“HC&Co”) reported that on October 22, 2009, they had shared voting power over 1,700,000 shares, had sole voting power over none of the shares and had shared dispositive powers over 1,700,000 shares. Duroc, LLC and HC&Co have beneficial ownership in 1,700,000 shares as of October 22, 2009.

(5)

Based on Amendment No. 8 to Schedule 13G dated February 11, 2011, by which Dimensional Fund Advisors LP reported that as of December 31, 2010, it had shared voting power over none of such shares, had sole voting power over 911,972 shares and had sole dispositive power over 939,839 shares. Dimensional Fund Advisor LP reported beneficial ownership in 939,839 shares as of December 31, 2010.

(6)

Based on a Schedule 13G dated February 14, 2011, by which Third Avenue Management LLC (“TAM”) reported that on December 31, 2010, it or any of TAM’s small cap funds had shared voting power over none of such shares, had sole voting power and had sole dispositive power over 783,926 shares. TAM reported beneficial ownership of 783,926 shares as of December 31, 2010.

(7)

Includes: 59,194 shares owned by The Douglass Foundation, a non-profit organization of which Helen D. Douglass, Mr. Douglass’ wife, is the President; 16,951 shares in the Douglass Charitable Lead Unitrust of 2000 of which Mrs. Douglass is trustee; and 28,100 shares owned by Helen D. Douglass. Various members of Mr. Douglass’ family hold shares of stock of the Company which are not included in this table and Mr. Douglass disclaims beneficial ownership of those shares.

(8)

Includes: shares available for exercise under various stock options as follows: 40,000 shares for Mr. Robinson; 22,400 shares for Mr. Malone; 16,400 shares for Mr. George; 16,400 shares for Mr. Wehrle; 28,050 shares for Mr. Davies; 7,800 shares for Mr. Duncan; and 13,800 shares for Mr. Pummell.

(9)

Includes: shares available for exercise under a non-qualified stock options as follows: 6,600 shares for Mr. Grzelak; 4,600 shares for Mr. Martin; 4,600 shares for Mr. Douglass; 6,000 shares for Mr. Skaggs; and 6,100 shares for Mr. Goldress.

(10)	Ms. Cornell was appointed director of the Company on March 10, 2011.

PROPOSAL 1 - ELECTION OF DIRECTORS

The Bylaws of the Company provide that the number of directors which shall constitute the whole Board of Directors shall be fixed and determined from time to time by resolution adopted by the Board of Directors.  Currently, the size of the Board of Directors has been fixed at seven (7) directors.  Donald J. Douglass, the current Chairman of the Board of Directors, has informed the Company that he will retire from the Board of Directors at the expiration of his current term and he will not stand for reelection.  As a result, six directors will stand for elections at the 2011 Annual Meeting.  There is an active search by a third party firm to identify candidates for the seventh position on the Board which is more fully described in this Proxy Statement.

Each director elected at the Annual Meeting will serve until the next Annual Meeting of Stockholders or until a successor is elected and qualified.  Unless otherwise instructed, shares represented by properly executed proxies in the accompanying form will be voted for the individuals nominated by the Board of Directors set forth below. Although the Board of Directors anticipates that the listed nominees will be able to serve, if at the time of the meeting any such nominee is unable or unwilling to serve, such shares may be voted at the discretion of the proxy holders for a substitute nominee.  The Nominating/Corporate Governance Committee of the Board of Directors recommended the individuals listed below to the Board of Directors and the Board of Directors nominated them. Certain information concerning such nominees, including all positions with the Company and principal occupations during the last five years, is set forth below.

We have provided below information about our nominees, all of whom are incumbent directors, including their ages, years of service as directors and business experience. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led the board to conclude that he/she should serve as one of  our directors in light of our business and structure.

All of our nominees bring to our board extensive management and leadership experience gained through their service as executives and, in several cases, chief executive officers or chief financial officers of diverse businesses. In these executive roles, they have taken hands-on, day-to-day responsibility for strategy and operations, including management of capital, risk and business cycles. In addition, several nominees bring private and public company board experience – either significant experience on other boards or long service on our board – that broadens their knowledge of board policies and processes, rules and regulations, issues and solutions.

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS

Ronald A. Robinson, age 58, has been President, Chief Executive Officer and a director of the Company since 1999.  Mr. Robinson previously was President of Svedala Industries, Inc., the U.S. subsidiary of Svedala Industries AB of Malmo, Sweden, a leading manufacturer of equipment and systems for the worldwide construction, mineral processing and materials handling industries.  Mr. Robinson joined Svedala in 1992 when it acquired Denver Equipment Company of which he was Chairman and Chief Executive Officer.  Mr. Robinson is our CEO and has a deep knowledge and understanding of our Company and our lines of business. Mr. Robinson has demonstrated his leadership abilities and his commitment to our company since he was elected President and Chief Executive Officer and director in 1999.

Helen Cornell, age 52, was appointed director of the Company on March 10, 2011.  Ms. Cornell retired as Executive Vice-President and Chief Financial Officer of Gardner Denver, Inc. in November of 2010.  Gardner Denver, Inc. is a leading global manufacturer of highly engineered products, including compressors, liquid ring pumps, and blowers for various industrial, medical, environmental, transportation and process applications.  Ms. Cornell was first employed by a predecessor company of Gardner Denver, Inc. in May of 1988, was promoted to an officer position when Gardner Denver, Inc. became a separate entity in November of 1993, and served in various executive positions with Gardner Denver, Inc. and its subsidiaries from 1993 until her retirement in 2010.  Ms. Cornell’s extensive experience as chief financial officer of Gardner Denver, Inc., a public company, brings valuable operational and financial experience to our Board.

Jerry E. Goldress, age 80, has been a director of the Company since 2000 and is Chairman and Chief Executive Officer of Grisanti, Galef & Goldress, Inc. (“GGG”), a turnaround management consulting firm.  Mr. Goldress has been with GGG since 1973 and has been its Chairman and Chief Executive Officer since 1981.  In his consulting capacity, he has been President of more than one hundred manufacturing, distribution and retail organizations.  Mr. Goldress’ experience as a management consultant brings a broad understanding of the strategic priorities of diverse industries, coupled with extensive knowledge of operational, financial and strategic issues facing public and private companies.

David W. Grzelak, age 61, has been a director of the Company since August 2006 and has been Chairman and Chief Executive Officer of Komatsu America Corporation since April 2002.  Komatsu America Corporation is a wholly-owned subsidiary of Komatsu Ltd., a global company incorporated in Japan that engages in the manufacturing, development, marketing and sale of a diversified range of industrial-use products and services.  Komatsu America Corporation manufactures and markets Komatsu lines of hydraulic excavators, wheel loaders, crawler dozers, off-highway trucks and motor graders.  Mr. Grzelak brings to the Board valuable insights on distribution, marketing and sales of the Company’s products as well as operational and financial expertise.

Gary L. Martin, age 64, has been a director of the Company since May 2007.  In 2008, Mr. Martin was elected Chairman of the Board of Capital Southwest Corporation, a publicly owned venture capital investment company located in Dallas, Texas.  In 2007, he was elected President and CEO of Capital Southwest Corporation, where he served as Vice-President since 1992 and as a Director since 1988.  From 1979 through April 2007, Mr. Martin was Chief Executive Officer and President of The Whitmore Manufacturing Company, which is a specialty manufacturer of lubricants and coatings for industrial applications.  Capital Southwest Corporation directly or indirectly owns 100% of Whitmore Manufacturing Company.  Mr. Martin’s daily experience leading a public company equips him to understand and guide management decisions and actions related to planning, risk management, investor relations, marketing and capital management. Mr. Martin has also demonstrated success in his business and leadership skills serving as chief executive officer and president of The Whitmore Manufacturing Company.

James B. Skaggs, age 73, has been a director of the Company since 1996 and retired as Chairman of the Board, Chief Executive Officer and President of Tracor, Inc. in June 1998.  Tracor provided technology products and services to governmental and commercial customers worldwide in the areas of information systems, aerospace, defense and systems engineering.  Mr. Skaggs was Tracor’s Chief Executive Officer, President and a Director since November 1990 and its Chairman of the Board since December 1993.  Mr. Skaggs’ extensive experience as chairman, chief executive officer and president of a public company demonstrates his leadership capability and business acumen. In addition, Mr. Skaggs brings public company operational, financial and corporate governance experience to our Board of Directors.

The following table shows the current membership of each Committee of the Board and the number of meetings held by each Committee during 2010:

	Compensation Committee	Audit Committee	Nominating/Corporate Governance Committee
Donald J. Douglass
Jerry E. Goldress	X	X	Chair
David W. Grzelak	X	X	X
Gary L. Martin	X		X
David H. Morris*		Chair	X
Ronald A. Robinson
James B. Skaggs	Chair	Interim Chair

Number of Fiscal 2010 Meetings	2	4	6

                            *Retired from Board effective November 4, 2010.

INFORMATION CONCERNING DIRECTORS

On March 10, 2011, Donald J. Douglass, Chairman of the Board, announced that he would not stand for re-election to the Board of Directors and will retire following the adjournment of the Annual Shareholder Meeting of the Company on May 5, 2011.  Mr. Douglass, after his retirement, will be recognized by the Board of Directors and management of the Company as “Founder and Chairman Emeritus” of Alamo Group Inc., in recognition of his leadership and service to the Company for 42 years.  Upon Mr. Douglass’ retirement, it is the intent of the Board to elect an independent director as Chairman of the Board.  The Board may elect an interim independent Chairman until a successor is named.

                None of the nominees for director or the executive officers of the Company has a family relationship with any of the other executive officers or other nominees for director.  Mr. Martin is a director and Chairman of the Board of both Capital Southwest Corporation and Heelys, Inc.  He is also chairman of the Compensation Committee at Heelys.  Mr. Goldress is a director of Rockford Corporation and he serves on its Audit Committee and Compensation Committee.  Mr. Grzelak is a director of Boart Longyear Limited and serves on its Audit, Risk and Compliance Committee and its Environment, Health and Safety Committee.  Except as disclosed above, none of the directors or nominees is a director or has been a director over the past five years of any other company which has a class of securities registered under, or is required to file reports under, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or of any company registered under the Investment Company Act of 1940, as amended.

                Non-management directors may meet in executive session, without the Chief Executive Officer, at any time, and there are regularly scheduled non-management executive sessions at each meeting of the Board of Directors and Committees thereof.  The Chairman of the Board and the Chair of each Committee preside over their respective executive sessions.

                In determining independence, each year the Board affirmatively determines whether each director has any “material relationships” with the Company other than as a director.  When assessing the “materiality” of a director’s relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation, and the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to the Company as those prevailing at the time from unrelated parties for comparable transactions.

The Board of Directors has determined that all of the current directors except Mr. Robinson, President and CEO, have no material relationships with the Company or its auditors and are independent within the meaning of the New York Stock Exchange (“NYSE”) listing standards on director independence and the director independence standards established under the Company’s Corporate Governance, which are available at www.alamo-group.com under the “Our Commitment” tab.  However, the Board of Directors has determined that Mr. Martin, Chairman of the Board, President and CEO of Capital Southwest Corporation, cannot chair or be a voting member of the Audit Committee because, in his capacity at Capital Southwest Corporation, he has the authority to vote more than 20% of the Company’s outstanding shares of Common Stock.  Mr. Douglass, who retired in 1999 as Chief Executive Officer of the Company and receives a supplemental retirement benefit, has been determined by the Board to be independent since 2004.

                If you and other interested parties wish to communicate with the Board of Directors of the Company, you may send correspondence to the Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.  The Secretary will submit your correspondence to the Board or to the appropriate Committee or Board member, as applicable.  The Board’s policy regarding stockholder communication with the Board of Directors is available at www.alamo-group.com under the “Our Commitment” tab.

Stockholders and other interested parties may communicate directly with non-management directors of the Board by sending their correspondence to the Chairman of the Board, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

                The Board has delegated some of its authority to three Committees of the Board of Directors.  These are the Audit Committee, Nominating/Corporate Governance Committee, and Compensation Committee.  All three Committees have published charters on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

            Vote required.  Each director will be elected by a majority of the votes cast with respect to such director. All proxies will be voted “FOR” these nominees unless a contrary choice is indicated.  Shares voting “abstain” on any nominee for director will be excluded from the vote and will have no effect on the election of directors.

THE BOARD OF DIRECTORS HAS APPROVED THE SLATE OF DIRECTORS AND

RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL SIX NOMINEES, WHICH IS DESIGNATED AS PROPOSAL NO. 1 ON THE ENCLOSED PROXY.

MEETINGS AND COMMITTEES OF THE BOARD

                During the fiscal year ended December 31, 2010, the Board held five meetings.  Each director attended 100% of the total number of meetings of the Board and Committees on which the director served during 2010 with the exception of Mr. Grzelak who attended 80% of the meetings of the Board of Directors, over 80% of the meetings of the Audit Committee and the Nominating Governance Committee and 50% of the meetings of the Compensation Committee.  Mr. Grzelak missed the May meeting of the Board of Directors and Committees due to an unavoidable business conflict.  David H. Morris retired as a director effective November 4, 2010.  Prior to his retirement, Mr. Morris attended 100% of the meetings.  It is a policy of the Board that all directors attend the Annual Stockholders’ Meeting.  All of our directors attended the Annual Stockholders’ Meeting in May 2010, with the exception of Mr. Grzelak.

BOARD LEADERSHIP STRUCTURE

                The Board does not have a policy on whether the same person should serve as both the CEO and Chairman of the Board or, if the roles are separate, whether the chairman should be selected from the non-employee directors or should be an employee.  The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time.

Currently, Mr. Douglass serves as Chairman of the Board and Mr. Robinson serves as CEO.  The CEO is responsible for setting the strategic direction for the Company and the day-to-day leadership and performance of the Company, while the Chairman of the Board provides guidance to the CEO and sets the agenda for Board meetings and presides over meetings of the full Board.  Upon Mr. Douglass’ retirement, it is the intent of the Board to elect an independent director as Chairman of the Board.  The Board may elect an interim independent Chairman until a successor is named.  The Board believes that its current leadership structure is appropriate at this time.

THE BOARD ROLE IN RISK OVERSIGHT

The Board has an active role in overseeing management of the Company’s risk. The Board regularly reviews information regarding the Company’s operational, financial, legal and regulatory, strategic and reputational risks which is usually conveyed to the Board by the senior management of the Company or by one of the Board’s Committees. Because overseeing risk is an ongoing process and inherent in the Company’s strategic decisions, the Board also discusses risk throughout the year at other meetings in relation to specific proposed actions.

The Board has delegated certain risk management oversight responsibility to the Board committees. The Audit Committee oversees risks related to the Company’s accounting, auditing, reporting, financial practices (including the integrity of the Company’s financial statements), administration and financial controls and compliance with legal and regulatory requirements. The Audit Committee also reviews and discusses the Company’s policies with respect to risk assessment and risk management. The Compensation Committee oversees risks relating to the Company’s compensation, incentive compensation, and equity-based compensation plans. The Nominating/Corporate Governance Committee oversees risks relating to the composition and organization of the Board.

The Company believes that its leadership structure also enhances the risk oversight function of the Board.  Our Chairman and our CEO regularly discuss material risks facing the Company with management and other members of the Board. Our CEO, as a member of the Board, is also expected to report candidly to his fellow directors on his assessment of the material risks the Company faces, based upon the information he receives as part of his management responsibilities. Both our Chairman and our CEO are well-equipped to lead Board discussions on risk issues.

THE AUDIT COMMITTEE

                In January 2010, the Audit Committee of the Board of Directors consisted of Messrs. Morris (Chairman), Goldress, Grzelak and Skaggs, and they were reappointed in May 2010.  The Committee met four times during fiscal 2010.  All Committee members were present at the meetings with the exception of Mr. Grzelak who was absent from the May meeting.  Mr. Morris retired as a director effective November 4, 2010, reducing the Committee membership to three.  Effective November 4, 2010, Mr. Skaggs was appointed Interim Chairman.  The duties and responsibilities of the Committee include, among other things, to:

–	appoint, approve compensation and oversee the work of the independent auditor;
–	review at least annually a report by the independent auditor describing the firm’s internal control procedures and any material issues raised by the most recent internal control review;
–	preapprove all audit services and associated fees by the independent auditors;
–	preapprove all permissible non-audit services to be provided by the independent auditor;
–	review the independence of the independent auditor;
–	review scope of audit and resolve any difficulties or disagreements with management encountered during the audit or any interim periods;
–	review and discuss with management and the independent auditor the annual audit and quarterly financial statements of the Company;
–	recommend to the Board whether the financial statements should be included in the Annual Report Form 10-K and in the quarterly reports on form 10-Q, in both cases, as reviewed;
–	review adequacy and effectiveness of Company’s internal controls;
–	review adequacy and effectiveness of Company’s disclosure controls and management reports thereon;
–	approve scope of internal auditor’s audit plan;
–	review and approve earnings press releases, financial information and earnings guidance, if any;
–	review financial risk assessment presented by management;
–	oversee the Company’s compliance systems with respect to legal and regulatory requirements, review the Company’s Code of Business Conduct and Ethics and monitor compliance with such code;
–	review complaints regarding accounting, internal accounting controls and auditing matters, including a way to report anonymously;
–	review the Company’s adherence to regulations for the hiring of employees and former employees of the independent auditor; and
–	review and evaluate annually the qualifications, performance and independence of the lead partner of the independent auditor and assure regular rotation of the lead audit partner as required by law.

The Audit Committee reports to the Board on its activities and findings.

The Board has determined that under current NYSE listing standards all members of the Committee are financially literate, are “Audit Committee financial experts,” and are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements, and that each has accounting or related financial management expertise as required by the NYSE listing standards.  The Committee’s Charter and Corporate Governance Guidelines, which have been approved by the Board, are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

REPORT OF THE AUDIT COMMITTEE

                The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the Securities and Exchange Commission (the “SEC”) or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act.

                The Audit Committee is currently comprised of three independent members of the Company’s Board of Directors.  Each member of the Audit Committee is independent under applicable law and NYSE listing requirements.  The duties and responsibilities of the Audit Committee are set forth in the Audit Committee Charter, which the Board of Directors adopted on May 1, 2000, and reviews on an annual basis.

                The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting.  In fulfilling its oversight responsibilities in fiscal 2010, the Committee reviewed and discussed the Quarterly Reports on Form 10-Q and the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, with management, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant adjustments, and the clarity of disclosures in the financial statements.

                The Committee reviewed with management and with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed by the independent auditors with the Committee under generally accepted auditing standards (including Statement on Auditing Standards No. 61).  In addition, the Committee has discussed with the independent auditors the applicable requirements of the Public Company Accounting Oversight Board regarding independent accountant communications with the Audit Committee concerning independence as described in Item 407(d)(3)(i) of Regulation S-K, and considered the compatibility of non-audit services with the auditors’ independence.

                The Committee discussed with the independent auditors the overall scope and plans for their audit.  They also discussed with management and the internal auditor the overall scope and plans for the Company’s assessment of internal control.  The Committee meets with the independent auditors and the internal auditor, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.  The Committee met four times during fiscal 2010.  All Committee members were present at the meetings with the exception of Mr. Grzelak who missed one meeting.

                In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2010, for filing with the SEC.  The Audit Committee also recommended, subject to stockholder ratification, the appointment of KPMG LLP as the Company’s independent auditors for the fiscal year 2011.  Audit, audit-related and any permitted non-audit services provided to the Company by KPMG LLP are subject to preapproval by the Audit Committee.

AUDIT COMMITTEE

James B. Skaggs, Interim Chairman
Jerry E. Goldress, Member
David W. Grzelak, Member

THE NOMINATING/CORPORATE GOVERNANCE COMMITTEE

In January 2010, the Nominating/Corporate Governance Committee consisted of Messrs. Goldress (Chairman), Grzelak, Martin and Morris, and they were reappointed in May 2010.  Mr. Morris retired as a director effective November 4, 2010. reducing the Committee membership to three.  During 2010, the Committee held six meetings.  All Committee members were present at the meetings with the exception of Mr. Grzelak who was absent from the May meeting.  The Committee has the responsibility, among other things, to:

–	evaluate director candidates and has sole authority to retain a search firm in that effort, approve its fees and scope of service;
–	recommend to the Board of Directors nominees for Board election by the stockholders based upon their qualifications, knowledge, skills, expertise, experience and diversity;
–	review Board composition to reflect the appropriate balance of knowledge, skills, expertise, experience and diversity;
–	review size of the Board and the frequency and structure of Board meetings;
–	recommend to the Board establishment, elimination, size and composition of standing Committees;
–	review, at least annually, the Company's Code of Business Conduct & Ethics;
–	oversee and establish procedures for the annual evaluation of the Board and management;
–	evaluate Board and management performance; and
–	develop, recommend to the Board and review annually a set of corporate governance guidelines.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

The Nominating/Corporate Governance Committee will consider director candidates recommended by stockholders.  The Committee’s Policy Regarding Director Candidates Recommended by Shareholders, the Company’s Corporate Governance Guidelines (including our standards of director independence), the charters of our Board Committees, and the Company’s Code of Conduct and Ethics are on our website www.alamo-group.com under the “Our Commitment” tab and are available in print at no charge to any stockholder who requests them by writing to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

                Any stockholder of the Company who complies with the notice procedures set forth below and is a stockholder of record at the time such notice is delivered to the Company may make a director recommendation for consideration by the Nominating/Corporate Governance Committee. A stockholder may make recommendations at any time, but recommendations for consideration as nominees at the annual meeting of stockholders must be received not less than 120 days before the first anniversary of the date of the proxy statement released to stockholders in connection with the previous year’s annual meeting. Therefore, to submit a candidate for consideration for nomination at the 2011 annual meeting of stockholders, a stockholder must have submitted the recommendation, in writing, by December 3, 2010. The written notice must demonstrate that it is being submitted by a stockholder of the Company and include information about each proposed director candidate, including name, age, business address, principal occupation, principal qualifications and other relevant biographical information. In addition, the stockholder must provide confirmation of each candidate’s consent to serve as a director. A stockholder must send recommendations to the Nominating/Corporate Governance Committee, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

            The Nominating/Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating/Corporate Governance Committee places primary emphasis on (i) judgment, character, expertise, skills and knowledge useful to the oversight of our business; (ii) diversity of viewpoints, backgrounds, experiences and other demographics; (iii) business or other relevant experience; and (iv) the extent to which the interplay of the nominee's expertise, skills, knowledge and experience with that of other members of the Board will build a board that is active, collegial and responsive to the needs of the Company.  Although diversity may be a consideration in the Committee’s process, the Committee and the Board of Directors do not have a formal policy with regard to the consideration of diversity in identifying director nominees.  Nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis prescribed by law.

Upon identifying a director candidate, the Committee initially determines the need for additional or replacement Board members and evaluates all the director candidates under the criteria described above, based on the information the Committee receives with the recommendation or otherwise possesses, which may be supplemented by certain inquiries. If the Committee determines, in consultation with other Board members including the Chairman, that a more comprehensive evaluation is warranted, the Committee may then obtain additional information about the director candidate’s background and experience, including by means of interviews. The Committee will then evaluate the director candidate further, again using the evaluation criteria described above. The Committee receives input on such director candidates from other directors, and recommends director candidates to the full Board of Directors for nomination. The Committee may engage a third party to assist in the search for director candidates or to assist in gathering information regarding a director candidate’s background and experience.  If the Committee engages a third party, the Committee approves the fee that Alamo pays for these services.

The Committee engaged an independent third party executive search firm in 2010.  The purpose of the search was twofold: to identify a replacement for Mr. Morris and for the possible expansion of the Board to eight members.  As a result of Mr. Douglass’ decision to retire, this second search will now be used to fill his vacancy as a director.  The Company incurred an expense of $27,000 in 2010.

Ms. Cornell was identified by the executive search firm as a potential candidate to the Board.  The members of the Nominating/Corporate Governance Committee recommended her election to the Board at the March Board meeting to the full Board of Directors.

THE COMPENSATION COMMITTEE

In January 2010, the Compensation Committee of the Board of Directors consisted of Messrs. Skaggs (Chairman), Goldress, Grzelak and Martin, and they were reappointed in May 2010.  The Committee met two times during fiscal 2010.  All Committee members were present at the meetings with the exception of Mr. Grzelak who was absent from the May meeting.  The duties and responsibilities of the Committee include, among other things, to:

–

review and approve, at least annually, the goals and objectives relevant to the CEO compensation and the structure of the Company’s plans for executive compensation, incentive compensation, equity-based compensation and its general compensation, and employee benefit plans, and make recommendations to the Board;

–	evaluate annual performance of the CEO in light of the goals of the Company’s executive compensation plans, and recommend his or her compensation based on this evaluation;
–	in consultation with the CEO, review, evaluate and recommend to the Board the compensation of all executive officers and key managers;
–	evaluate and recommend to the Board compensation of directors for Board and Committee service;
–	review and recommend to the Board any severance agreement made with any executive officer;
–	review and recommend to the Board the amount and terms of all individual stock options;
–	review and recommend to the Board all equity-based compensation plans that are subject to stockholder approval; and
–	approve and issue the annual report on executive compensation required by the SEC for inclusion in the Company’s proxy statement.

The Compensation Committee may delegate its duties and responsibilities to subcommittees as it deems necessary and advisable.  The role of our executive officers in determining compensation is discussed below under “Compensation Discussion and Analysis.”  The Compensation Committee has authority under its charter to retain, at the Company’s expense, such consultants and other advisors as it deems necessary to assist it in the fulfillment of its duties.  The Committee did not retain a compensation consultant in 2010.

The Board of Directors has determined that the members of the Committee are independent under the Company’s Corporate Governance Guidelines and NYSE listing requirements.  The Committee’s Charter and the Company’s Corporate Governance Guidelines are reviewed at least annually and may be viewed on the Company’s website www.alamo-group.com under the “Our Commitment” tab.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides information regarding the compensation program in place for the Company’s principal executive officer, principal financial officer and the five most highly compensated executive officers other than the principal executive officer and principal financial officer (“Named Executive Officers” or “NEOs”) for 2010 (the Company has voluntarily included its five [as opposed to three] most highly compensated executive officers other than its principal executive officer and principal financial officer within its NEO group in this proxy statement).  All NEOs are listed in the Summary Compensation Table.  This section also includes information regarding, among other things, the overall objectives of the Company’s compensation program and each element of compensation that we provide.

Objectives of Our Compensation Program

                The Compensation Committee of the Board of Directors has responsibility for establishing, implementing, monitoring and approving the compensation program for NEOs and other selected key executives and managers.  The Committee reviews and recommends proposed compensation program changes, salaries, annual cash incentive compensation amounts and incentive stock options for the NEOs and key managers to the Board of Directors for approval.  The Committee acts pursuant to its charter that has been approved by the Board.  If a compensation consultant is retained by the Committee, it shall have sole authority to retain and terminate the consulting firm, approve of the firm's fees and other retention terms.

The compensation program for NEOs is designed to attract, retain and reward talented executives who have the experience and ability to contribute materially to the Company’s long-term success and thereby build value for its stockholders.  The program is intended to provide competitive base salaries as well as short-term and long-term incentives which align management and stockholder objectives and provide the opportunity for NEOs to participate in the success of the Company and its individual business units.  In setting management pay levels, the Compensation Committee considers the Company’s historical practices, the CEO’s and other NEOs’ past pay and Company and individual performance.  The program’s annual cash incentive and its longer term stock-based incentive compensation provide potential upside for exceeding financial targets with significant downside risk for missing performance targets.  This balances retention with reward for delivering increased stockholder value and provides closely aligned objectives for Company management and stockholders.  The Company’s success in retaining key employees is evidenced by the fact that the CEO and NEOs of the Company have an average tenure with the Company of more than 10 years.

Role of the CEO and the Compensation Committee in Compensation Decisions

                The Compensation Committee reviews and recommends all compensation for the CEO to the Board of Directors for its approval.  The Compensation Committee reviews recommendations by the CEO for the compensation of other NEOs as well as other managers and designated key employees.  The CEO annually reviews the performance of each NEO (other than the CEO, whose performance is reviewed by the Compensation Committee).  The recommendations based on these reviews, including salary adjustments, annual cash incentive awards and stock options, are presented to the Compensation Committee.  The Compensation Committee reviews these recommendations and can exercise its discretion in modifying and recommending adjustments or awards to executives.  The final decisions are then recommended by the Compensation Committee to the Board for its approval.  Decisions regarding compensation for other key managers participating in the ICP are made by the CEO and other NEOs of the Company and are reviewed by the Compensation Committee.

Components of Executive Compensation

                For the fiscal year ended December 31, 2010, the principal components of compensation for NEOs were:

–         base salary;

–         non-equity incentive compensation plan awards;

–         qualified and non-qualified stock options, restrictive stock or restrictive stock units awards;

–          perquisites; and

–          other employee benefits.

Base Salary

The Company provides NEOs and other key managers with competitive base salaries to compensate them appropriately for services rendered during the fiscal year.  The Committee primarily considers the following for each of the NEOs as well as other executive officers and designated key employees:

–         the Company’s and business unit’s performance and individual contributions to that performance;

–         experience in the position;

–         in selected cases, other relevant factors; and

–         recommendations of executive officers.

                The base salary level for Ronald A. Robinson, President and Chief Executive Officer, is normally recommended by the Committee and approved by the Board of Directors in March of each year, with an effective date of May 1. The base salary levels for all of our NEOs, other executive officers and designated key employees are also determined by the Committee based on those factors described in the preceding paragraph and are approved and reset on the same dates as for the CEO.

                For 2010, base salary levels were determined by the Committee in December 2009, some of which were effective January 10, 2010, but most of which became effective May 1, 2010.  Salaries for the majority of the NEOs had been frozen since May 1, 2008.  For 2010, senior management recommended, and the Committee approved, to increase salaries for the CEO, our NEOs, with the exception of Mr. Davis and Mr. Pummell, other executive officers and certain key employees effective January 10, 2010.  The criteria for salary increases for the CEO and the NEOs included inflation rate, asset management, overall company performance and managing in difficult economic times.  Based on the above criteria, Mr. Robinson’s salary for 2010 was increased from $425,000 to $435,000.  The salaries for the remaining NEO’s were increased effective January 10, 2010 as follows:  Mr. Malone from $220,000 to $227,000; Mr. Duncan from $158,000 to $163,000; Mr. George from $151,000 to $156,000; and Mr. Wehrle from $150,000 to $155,000.  Mr. Davis’ salary was increased from $226,300 to $279,000 effective March 31, 2010.  Mr. Pummell was promoted to Vice-President of the Company on November 16, 2009 and his salary was increased from $173,000 to $225,000 in connection with his promotion.

                For 2011, the Committee approved an increase in salaries for the CEO and NEOs, and designated key employees effective May 1, 2011.  Mr. Robinson’s salary for 2011 was increased from $435,000 to $465,000.  The salaries for the remaining NEOs were as follows: Mr. Malone from $227,000 to $237,000; Mr. Duncan from $163,000 to $170,000; Mr. George from $156,000 to $164,000; Mr. Wehrle from $155,000 to $163,000; Mr. Davies from $279,000 to $300,700 and Mr. Pummell from $225,000 to 240,000.  Increases in base salaries are subject to criteria such as performance of the Company, performance of the Division, asset management, cash flow and improved responsiveness to market conditions.

Incentive Compensation Plan

                In 1999, the Compensation Committee adopted a revised version of the Alamo Group Incentive Compensation Plan (“ICP”).  The ICP is a cash incentive plan which allows the Company to reward the Company’s NEOs and key managers based upon three factors:

–     the overall performance of the Company;

–     the performance of the segment of the Company or division and/or business unit in which the employee is expected to contribute; and

–     the individual performance of the employee.

In March of each year, the Compensation Committee reviews with the senior management proposed changes, if any, to the ICP and then adopts incentive targets for the current year.  The Compensation Committee, in its sole discretion, is entitled to interpret the ICP.  Amounts under the ICP program are not deemed fully earned until paid.

ICP incentives for our NEOs include a 75% objective component and 25% subjective component.  All estimated incentives under the ICP are accrued and expensed monthly during each fiscal year and paid within 75 days after the end of the fiscal year.

                For 2010, the primary objective component of the ICP was based on the relationship between Actual Earnings and Target Earnings, each as described below, for the Company or each relevant division, subsidiary or business unit.  Target Earnings for the Company and its divisions, subsidiaries and units are approved at the beginning of each Plan Year by the Board of Directors based on management’s proposed financial plan for the year considering previous earning trends, anticipated market conditions and appropriate goals for earnings growth.

Generally, the primary objective incentive criteria are either the projected diluted earnings per share (EPS) or the projected earnings before interest and taxes (EBIT) for the Company as a whole or the relevant divisions, subsidiaries or units, which include an appropriate accrual for the estimated payments under the ICP.  Actual Earnings are the actual earnings before interest and taxes (EBIT) calculated in a manner consistent with the Target Earnings and include adequate accruals to cover all estimated payments under the ICP.  Actual Earnings and/or Target Earnings for any given year are subject to revision by the Committee if the Committee deems it appropriate to adjust for the effects of items such as extraordinary additions to or reversals of reserves, acquisitions and divestitures, gains or losses from the sale of assets, and operating income and expenses of discontinued operations.  Some ICP participants may have additional objective criteria other than just EBIT in the ICP.  For example, some may have specific targets on inventory control, asset management, return on investment, or other criteria specific to that individual’s area of responsibility.  In these cases, the various objective targets add up to 75% of the total incentive target with a 25% subjective component.

In 2010, 2009 and 2008, all NEOs received a percentage of compensation for their objective component.

Actual payments under the objective components of the 2010 ICP could range from 0% to 150% of established target payments on the basis of performance from 75% (threshold) to 125% (maximum) of the Target Earnings established by the Committee as follows:

Performance Level % of Target Earnings	ICP Payment Level % of Target Incentive	Incremental ICP Change in Payment for Each % of Actual Earnings to Target Earnings
75% - 100%	0 to 100%	4%
100% - 125%	100 to 150%	2%

In each of the above brackets of Performance Level % of Target Earnings, the ICP incentive earned as a percentage of the Target Incentive is graduated by the incremental ICP change in payment to determine the ICP incentive earned (rounded to the nearest dollar).

For 2010, the Committee recommended, and the Board of Directors approved, the weighting and criteria for the objective and subjective components of the plan.  The objective component for Corporate Participants (CEO, NEOs and most key managers with the exception of Mr. Davies, Mr. Pummell and a few key operations managers) was diluted earnings per share.  EPS measures consolidated net income from continuing operations divided by the weighted average number of fully diluted Company shares outstanding.  This metric helps align our management with the interest of our shareholders.  The Committee set the ICP Target EPS at $1.54 for Corporate Participants.  For 2010, payouts under the ICP for Corporate Participants were based on the following:

Objective Component	Criteria
75%

0% of Target payment if 75% or less of identified Target EPS ($1.16) are met;  100% of Target payment if identified Target EPS ($1.54) are met; and 150% of Target payment if identified maximum Target EPS ($1.93) are met or exceeded, in each case with incremental increases as described in the table above

Subjective Component
25%	Based on subjective criteria

In the case of Mr. Davies, Mr. Pummell and other key operations managers, the criteria and weighting for the objective and subjective components of the plan are as follows:

Objective Component	Criteria
50%	Actual EBIT for the relevant business unit vs. Target EBIT for the relevant business unit
25%	Actual inventory turns improvement for the relevant business unit vs. Target inventory turns

Subjective Component
25%	Based on subjective criteria

Since the specific quantitative targets for the business units are highly confidential, we do not publicly disclose these targets for several reasons, including our belief that disclosure would cause us competitive harm.  We believe disclosing the quantitative targets would provide competitors and other third parties with insights into the Company’s internal confidential strategic and planning processes and other confidential matters, which might allow our competitors to predict certain business strategies. The intent is to set the targets at challenging, but achievable levels, which normally require performance improvements year over year.

The chart below reflects each NEO’s Target incentive as a percentage of base salary at 100% of target performance.

NEO	% of Base Salary Incentive at Target Performance
Ronald A. Robinson	75%
Geoff Davies	40%
Richard D. Pummell	40%
Dan E. Malone	35%
Robert H. George	30%
Richard J. Wehrle	30%
Donald C. Duncan	30%

In 2010, the Company achieved 116% of the incentive Target EPS.  This resulted in an objective incentive payout of 132% of Target.  Mr. Davies achieved 85% of the Target EBIT criteria, for a 44% Target payout and a 22% payout for inventory turns achieved.  Mr. Pummell achieved 130% of the Target EBIT criteria for a 150% of Target payout and a 73% payout for inventory turns achieved.   The Committee, at its discretion, may approve an extra bonus payment for specific accomplishments.  Mr. Pummell was given an additional $25,000 specifically for his performance and the profitability of the Bush Hog business, acquired in 2009.

In March 2011, the Committee approved total non-equity incentive and special performance bonus payments of $2,140,861 for the 2010 performances to participating employees.  Total incentive payments for all ICP participants expensed in 2009 and paid in March 2010 were $1,134,492.

Included in these totals were payments to Ronald A. Robinson, President and Chief Executive Officer, of $464,941 ($322,988 related to the objective component of the ICP, $101,953 related to the subjective component of the ICP and $40,000 as an extra performance bonus for Mr. Robinson’s efforts related to record earnings for the Company in 2010) and $209,275 ($66,150 related the objective component of the ICP, $118,125 related to the subjective component of the ICP, and $25,000 as an extra performance bonus for Mr. Robinson’s efforts related to the Bush Hog acquisition) applicable to 2010 and 2009, respectively.  The primary factors affecting Mr. Robinson’s compensation include, among other things, his overall leadership of the Company, the growth of the Company, the management of the Company during difficult economic conditions, the successful acquisition of Bush Hog, and his efforts contributing to the continued long-term success of the Company.

Mr. Davies’ non-equity incentive compensation was $71,703 ($29,853 related to the objective component of the ICP and $41,850 related to the subjective component of the ICP) and $107,945 ($74,000 related to the objective component of the ICP and $33,945 related to the subjective component of the ICP) for 2010 and 2009, respectively.  The primary factors affecting Mr. Davies’ compensation include, among other things, leadership of the European Division, closure/relocation of the SMA facility on budget and on time, productivity, efficiency, adherence to annual budgets, customer satisfaction, and his efforts contributing to the continued long-term success of the Company.

Mr. Malone’s non-equity incentive compensation was $103,484 ($78,656 related to the objective component of the ICP, $24,828 related to the subjective component of the ICP) and $50,045 ($16,170 related to the objective component of the ICP, $28,875 related to the subjective component of the ICP, and $5,000 as an extra performance bonus for Mr. Malone’s efforts related to the Bush Hog acquisition) for 2010 and 2009, respectively.  The primary factors affecting Mr. Malone’s compensation include, among other things, his involvement in cost control initiatives, developing corporate benchmarking standards, expanding international procurement capabilities, expense management, his contribution to the Company’s achievement of its objective goals and to the enhancement of shareholder return, and his efforts contributing to the continued long-term success of the Company.

Mr. Pummell’s non-equity incentive compensation was $137,050 ($83,925 related to the objective component of the ICP, $28,125 related to the subjective component of the ICP, and $25,000 as an extra performance bonus for Mr. Pummell’s efforts related to the overall profitability of the Agricultural Division and the success at Bush Hog) and $30,898 ($1,800 related to the objective component of the ICP, $24,098 related to the subjective component of the ICP, and $5,000 as an extra performance bonus for Mr. Pummell’s efforts related to the Bush Hog acquisition) for 2010 and 2009, respectively.  The primary factors affecting Mr. Pummell’s compensation include, among other things, leadership of the Agricultural Division, productivity, efficiency, adherence to annual budgets, customer satisfaction, and his efforts contributing to the continued long-term success of the Company.

Mr. Duncan’s non-equity incentive compensation was $63,692 ($48,411 related to the objective component of the ICP, $15,281 related to the subjective component of the ICP) and $32,729 ($9,954 related to the objective component of the ICP, $17,775 related to the subjective component of the ICP, and $5,000 as an extra performance bonus for Mr. Duncan’s efforts related to the Bush Hog acquisition) for 2010 and 2009, respectively.  The primary factors affecting Mr. Duncan’s compensation include, among other things, litigation risk management, expense management, his contribution to the Company’s achievement of its objective goals and to the enhancement of shareholder return, and his efforts contributing to the continued long-term success of the Company.

Mr. George’s non-equity incentive compensation was $60,957 ($46,332 related to the objective component of the ICP, $14,625 related to the subjective component of the ICP) and $36,501 ($9,513 related to the objective component of the ICP, $16,988 related to the subjective component of the ICP, and $10,000 as an extra performance bonus for Mr. George’s efforts related to the Bush Hog acquisition and restructuring credit facility) for 2010 and 2009, respectively.  The primary factors affecting Mr. George’s compensation include, among other things, bank negotiations, effective leadership of Corporate IT and HR, Henke Manufacturing Corporation and Nite-Hawk, expense management, his contribution to the Company’s achievement of its objective goals and to the enhancement of shareholder return, and his efforts contributing to the continued long-term success of the Company.

Mr. Wehrle’s non-equity incentive compensation was $60,566 ($46,035 related to the objective component of the ICP, $14,531 related to the subjective component of the ICP) and $31,325 ($9,450 related to the objective component of the ICP, $16,875 related to the subjective component of the ICP, and $5,000 as an extra performance bonus for Mr. Wehrle’s efforts related to the Bush Hog acquisition) for 2010 and 2009, respectively.  The primary factors affecting Mr. Wehrle’s compensation include, among other things, accurate financial reporting and internal controls, providing inventory control leadership to U.S. facilities, expense management, his contribution to the Company’s achievement of its objective goals and to the enhancement of shareholder return, and his efforts contributing to the continued long-term success of the Company.

Awards made to the NEOs under the ICP for performance in 2010 are reflected in the “Non-Equity Incentive Compensation Plan” column of the Summary Compensation Table on page 20.

On March 10, 2011, the Board of Directors based upon the recommendation of the Compensation Committee approved an amendment to the Company’s Incentive Compensation Plan.  The ICP objective component range was changed from 0% to 150% to 0% to 200% of the Target.  The ICP subjective component range remained the same at 0% to 150% of the Target.  The goal of the Plan is to tie the CEO’s, the NEO’s and key managers’ objectives with those of the Company and the shareholders.

Equity Award Programs

The Company’s equity award programs relate stockholder value and long-term compensation.  These programs provide an opportunity for increased equity ownership by our executives while maintaining competitive levels of total compensation.

From time to time the Committee has recommended, and the Board of Directors has granted, equity awards which have consisted of qualified and non-qualified stock options and restricted stock units to NEOs, key employees and directors.  Equity award levels vary among participants based on their performance and positions within the Company.

Equity awards are granted to a limited number of key employees who the Committee believes have a level of responsibility that can affect the overall performance of the Company or a major segment thereof.  They may also be issued to non-employees who are members of the Board of Directors.  The amount of the grants and frequency are totally at the discretion of the Board of Directors, based on recommendations from the Compensation Committee.  The amount and frequency of awards are generally based on the individual’s position with the Company and personal performance.  These awards are used to provide a longer-term incentive than annual cash bonuses and are viewed as encouraging key employee retention.  Since the ultimate value of the award is tied to the Company’s stock price, it further aligns the individual’s performance with that of the Company’s shareholders.

Stock options are granted at the NYSE’s closing price of the Company’s Common Stock on the effective date of grant and thus will have no ultimate value unless the value of the Company’s Common Stock appreciates.  The Company has never granted options with an exercise price that is less than the closing price of the Company’s Common Stock on the grant date, nor has it granted options which are priced on a date other than the effective date of the grant. We do not grant options during blackout periods when insider transactions are prohibited.  Newly-hired executive officers who are eligible to receive options are awarded such options at the next regularly scheduled Committee meeting following their hire date.  The Committee believes these options provide a significant incentive for the option holders to enhance the value of the Company’s Common Stock by continually improving the Company’s performance.

                All qualified and non-qualified options granted by the Committee become vested and exercisable for 20% of the total optioned shares after one year following the grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  The options have a term of 10 years.  For options granted prior to February 2006, upon termination or retirement of the employee or Director option holder, the option holder has 30 days to exercise vested shares except in the case of death (which is subject to a one-year limitation).   For options granted after February 2006, if the option holder is at least 62 years of age and has at least 5 years of service with the Company, then all outstanding options become fully vested upon termination of employment (not for cause), retirement or death.

In 2009, stockholders approved the 2009 Equity Incentive Plan that allows for the issuance of non-qualified stock options, restricted stock or restricted stock units or any combination thereof.  Non-qualified stock options issued under the Plan become vested and exercisable for 20% of the total optioned shares after one year following the date of grant and for an additional 20% of the total optioned shares after each succeeding year until the option is fully exercisable.  Restricted stock and restricted stock units generally vest over four years at 25% per year.  The awards are valued at the closing price of the Company’s common stock on the NYSE on the date of the grant.

The following grant of stock options to NEOs of the Company were awarded in 2010:  Mr. Pummel was awarded 5,000 incentive stock options, based upon his overall performance in the Agricultural Division and reorganization success at Bush Hog.  These options (a) will vest in equal annual installments over the five-year period commencing on the first anniversary of the date of grant (which was May 11, 2010) provided that he is employed by the Company on each such date (subject to certain exceptions), (b) have an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on the date of grant and (c) have a term of ten (10) years from such date.  The options are subject to vesting upon a Change in Control, as defined in the relevant plan under which they were issued. The options were issued under the Company’s 2005 Incentive Stock Option Plan.

In addition, the Company granted 3,000 restricted stock units to Mr. Geoff Davies under the 2009 Equity Incentive Plan due to the success in managing through difficult market conditions, the successful closure and sale of the SMA facility and the relocation of SMA production to Rousseau.  The restricted stock units vest in four equal annual installments commencing on the first anniversary of the date of grant (which was May 11, 2010) provided that Mr. Davies is employed by the Company on each such date.  In the event of a Change in Control (as defined in the 2009 Equity Incentive Plan), restrictions on the restricted stock units will immediately lapse and the restricted period will end, unless the award is either assumed or equitable substitution is made therefore.

Supplemental Retirement Plan

The Board of Directors of the Company adopted the Alamo Group Inc. Supplemental Executive Retirement Plan (the “SERP”), effective as of January 3, 2011.  The SERP will benefit certain key management or other highly compensated employees of the Company and/or certain subsidiaries who are selected by the Compensation Committee and approved by the Board to participate, including Ronald A. Robinson, President and Chief Executive Officer, Dan E. Malone, Executive Vice-President and Chief Financial Officer, Donald C. Duncan, Vice-President and General Counsel, Robert H. George, Vice-President, Secretary and Treasurer, Richard D. Pummell, Vice-President of the Agricultural Division and Richard J. Wehrle, Vice-President and Controller.

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant’s right to his Retirement Benefit becomes vested in the Company’s contributions upon 10 years of Credited Service (as defined in the SERP) following the effective date of the SERP or a change in control of the Company.  The Retirement Benefit will be based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant’s death or a change in control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant’s death or a change in control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

Perquisites

The Company’s NEOs and key managers receive various perquisites provided by or paid for by the Company.  These perquisites can include memberships in social and professional clubs, car allowances, a 401(k) restoration plan, and gross-up payments equal to the taxes payable on certain perquisites:

–	Club memberships – reimbursement for dues and business expenses, usually negotiated at start of employment.
–	Car allowances/company vehicles – an allowance paid monthly for usage of a personal vehicle or a company vehicle is provided where required, also usually negotiated at start of employment.
–

401(k) restoration plan – provides a supplemental compensation benefit to a select group of executive officers and highly compensated employees who cannot participate at the same level as other employees of the Company.

–	Gross-up payments – provided in certain limited situations, such as commuting and relocation expenses, that are taxable events.
–	Reimbursement of certain commercial airfare, hotel and vehicle expenses in connection with Mr. Robinson’s commuting that was approved by the Committee.

We provide these perquisites because, in many cases, such as membership in social and professional clubs, the perquisites are often used by the executives for business-related activities and entertainment, and these perquisites are provided by many companies to their NEOs and are therefore necessary to enable the Company to retain and recruit capable managers.  With respect to the last item listed above, the Board agreed to reimburse certain expenses in connection with Mr. Robinson’s commuting from his home in Colorado Springs, Colorado, to the Company’s corporate office in Seguin, Texas, including commercial airfare, hotel and car rental.

The Committee reviews the perquisites provided to the NEOs on an annual basis, in an attempt to ensure that they continue to be appropriate in light of the Committee’s overall goal of designing a compensation program for NEOs.

Other Employee Benefits

NEOs participate in all other benefits generally offered to employees.

Tax Implications

                As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that the Company may not deduct compensation of more than $1,000,000 that is paid to certain individuals.  The Company believes that compensation paid under the management incentive plans is generally fully deductible for federal income tax purposes.  For fiscal 2010, NEOs received no compensation in excess of $1,000,000.

COMPENSATION COMMITTEE REPORT

                The Compensation Committee of the Board of Directors oversees the Company’s compensation program on behalf of the Board.  In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement.

                In reliance on the review and discussions referred above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement to be filed in connection with the Company’s 2011 Annual Meeting of Stockholders, which will be filed with the SEC.

COMPENSATION COMMITTEE

James B. Skaggs, Chairman
Jerry E. Goldress, Member
David W. Grzelak, Member
Gary L. Martin, Member

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

                The following table describes the annual compensation for our NEOs for the fiscal years 2010, 2009 and 2008.

Name and Principal Position	Year	Salary ($)(1)	Bonus Payments ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)(7)	Total ($)
Ronald A. Robinson President & CEO	2010 2009 2008	434,939 436,670 412,824	40,000 25,000 —	— — —	— 125,750 —	424,941 184,275 218,925	96,439 83,068 93,031	996,319 854,763 724,780
Geoff Davies VP & Managing Director, Alamo Group Europe Ltd.	2010 2009 2008	279,194 222,879 205,116	— — 30,000	74,070 57,250 —	— — 107,200	71,703 107,945 105,096	32,167 36,116 27,587	457,134 424,190 474,999
Richard D. Pummell VP Agricultural Division(8)	2010 2009	225,792 186,446	25,000 5,000	— —	57,000 50,300	112,050 25,898	10,956 5,940	430,798 273,584
Dan E. Malone Executive VP & CFO, Principal Financial Officer	2010 2009 2008	226,134 227,795 216,334	— 5,000 —	— — —	— 60,360 —	103,484 45,045 47,740	4,642 8,614 9,550	334,260 346,814 273,624
Donald C. Duncan VP & General Counsel	2010 2009 2008	162,697 163,378 155,824	— 5,000 —	— — —	— 50,300 —	63,692 27,729 29,981	3,290 6,394 6,919	229,679 252,801 192,724
Robert H. George VP, Secretary & Treasurer	2010 2009 2008	156,600 155,858 152,569	— 10,000 —	— — —	— 60,360 —	60,957 26,501 30,351	3,298 6,258 6,848	220,855 258,977 189,768
Richard J. Wehrle VP & Controller, Principal Accounting Officer	2010 2009 2008	154,488 155,469 150,653	— 5,000 —	— — —	— 60,360 —	60,566 26,325 30,150	3,304 5,202 5,652	218,358 252,356 186,455

(1)	The Company pays employees on a bi-weekly basis. In 2010 and 2008, the salaries represent normal 26 pay periods. In 2009, the salaries represent 27 pay periods.
(2)

In 2009, Mr. Robinson, Mr. Malone, Mr. Pummell, Mr. Duncan, Mr. George and Mr. Wehrle all received bonus payments relating to the Bush Hog acquisition.  Also, Mr. George received a bonus payment for restructuring the Company’s credit facility.  In 2008, Mr. Davies received a bonus payment relating to the Rivard acquisition.

(3)

In 2010, Mr. Davies received an award of 3,000 restricted stock units that will vest over four years from the date of grant.  In 2009, Mr. Davies received an award of 5,000 restricted stock units that will vest over four years.  The amount in this column reflects the grant date fair value of the restricted stock units in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC 718”).  The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 11, 2010) was determined to be $11.40.

(4)

The amount shown in this column constitutes options granted under the Company’s stock option programs.  The amounts are valued based on the aggregate grant date fair value of the award in accordance with FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718.

(5)	ICP incentives approved and paid in 2008, 2009 and 2010.

(6)

With the exception of Mr. Davies and Mr. Robinson, amounts represent the Company's contribution under the Alamo Group (USA) Inc. tax-qualified 401(k) plan (the “ 401(k) Plan” ).  In the case of Mr. Robinson, each year the amounts include perquisites in excess of $10,000 which includes reimbursement of commuting expenses ($64,329 in 2010, $49,841 in 2009, $58,218 in 2008), a car allowance, club dues and restoration payments pursuant to the Alamo Group Inc. 401(k) Restoration Plan.  Such restoration payments are equivalent to matching contributions that would have been or would be made under the Company's 401(k) plan but were foregone due to certain limitations on contributions to 401(k) plans in the Internal Revenue Code of 1986.

(7)	The amount reflects Alamo Group Europe Ltd.’s contribution to Mr. Davies’ retirement plan in the United Kingdom.
(8)

Mr. Pummell was promoted to Vice-President of Alamo Group Inc. in November of 2009 and his annual salary was increased to $225,000.  Mr. Pummell was not an executive officer of Alamo Group Inc. prior to his promotion.

Employment Agreements

                All NEOs of the Company serve at the discretion of the Board of Directors.  The NEOs are appointed to their positions by the Board until the next annual meeting of directors or until their successors have been duly qualified and appointed.  There are currently no employment agreements with any NEOs of the Company.

2010 GRANTS OF PLAN-BASED AWARDS

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant-Date Fair Value of Stock and Option Awards ($)(4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Ronald A. Robinson		0	326,250	489,375	—	—	—	—	—	—	—
Geoff Davies	5/11/2010	0	111,600 —	167,400 —	— —	— —	— —	3,000	— —	— —	74,070
Richard D. Pummell	5/11/2010	0	90,000 —	135,000 —	— —	— —	— —	— —	— 5,000	— 24.69	57,000
Dan E. Malone		0	79,450	119,175	—	—	—	—	—	—	—
Donald C. Duncan		0	48,900	73,350	—	—	—	—	—	—	—
Robert H. George		0	46,800	70,200	—	—	—	—	—	—	—
Richard J. Wehrle		0	46,500	69,750	—	—	—	—	—	—	—

(1)

Amounts shown are estimated possible payouts for fiscal 2010 under the Company’s Incentive Compensation Plan.  These amounts are based on the individual’s fiscal 2010 base salary and position.  The maximum amount shown is 150% of the target amount.  Actual incentives received by the NEOs for fiscal 2010 are reported in the summary compensation table under the column entitled “Non-Equity Incentive Plan Compensation.”

(2)	The amount in this column reflects restricted stock units granted to the named officer under the Company’s 2009 Equity Incentive Plan.
(3)

The amount in this column reflects the number of options to purchase shares of the Company’s Common Stock granted to named officers under the 2005 Incentive Stock Option Plan and 2009 Equity Incentive Plan.

(4)

The amount shown in this column constitutes options granted under the Company’s stock option program.  The amounts represent the value of the options based on the aggregate grant date fair values of the awards determined pursuant to FASB ASC 718.  See Note 1 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for a discussion of the relevant assumptions used in calculating grant date fair value pursuant to FASB ASC 718.  The grant date fair value for options is based on the Black-Scholes option pricing model in which the option fair value as of the grant date (May 11, 2010) was determined to be $11.40.

OUTSTANDING EQUITY AWARDS AT 2010 FISCAL YEAR-END

The following table lists all outstanding equity awards held by our NEOs as of December 31, 2010:

	Option Awards							Stock Awards
			Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested (#)	Market Value of Shares or Units of Stock that have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Shares, Rights that have not Vested (#)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units, or other Rights that have not Vested ($)
	Number of Securities Underlying Unexercised Options

	Exercisable (#)	Unexercisable (#)
Name
Ronald A. Robinson	25,000	-	-	19.79	5/4/2015	-	-	-	-
	15,000	10,000	-	25.18	5/7/2017	-	-	-	-
	-	20,000	-	11.45	5/11/2019	-	-	-	-
Geoff Davies	1,150	-	-	14.38	2/13/2012	-	-	-	-
	11,900	-	-	12.10	5/12/2013	-	-	-	-
	5,000	-	-	19.79	5/4/2015	-	-	-	-
	4,000	1,000	-	22.39	3/3/2016	-	-	-	-
	4,000	6,000	-	22.55	5/9/2018	-	-	-	-
	-	-	-	-	-	7,000	194,740	-	-
	-	-	-	-	-	-	-	-	-
Richard D. Pummell	10,000	-	-	19.79	5/4/2015	-	-	-	-
	1,800	1,200	-	25.18	5/7/2017	-	-	-	-
	2,000	8,000	-	11.45	5/11/2019	-	-	-	-
	-	5,000	-	24.69	5/11/2020	-	-	-	-
Dan E. Malone	15,000	10,000	-	24.13	3/8/2017	-	-	-	-
	2,400	9,600	-	11.45	5/11/2019	-	-	-	-
Donald C. Duncan	3,000	-	-	17.85	2/20/2014	-	-	-	-
	3,000		-	19.79	5/4/2015	-	-	-	-
	1,800	1,200	-	25.18	5/7/2017	-	-	-	-
	-	8,000	-	11.45	5/11/2019	-	-	-	-
Robert H. George	5,000	-	-	12.10	5/13/2013	-	-	-	-
	3,000	-	-	17.85	2/20/2014	-	-	-	-
	3,000		-	19.79	5/4/2015	-	-	-	-
	3,000	2,000	-	25.18	5/7/2017	-	-	-	-
	2,400	9,600	-	11.45	5/11/2019	-	-	-	-
Richard J. Wehrle	5,000	-	-	12.10	5/13/2013	-	-	-	-
	3,000	-	-	17.85	2/20/2014	-	-	-	-
	3,000	-	-	19.79	5/4/2015	-	-	-	-
	3,000	2,000	-	25.18	5/7/2017	-	-	-	-
	2,400	9,600	-	11.45	5/11/2019	-	-	-	-

OPTION EXERCISES IN 2010

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)
Ronald A. Robinson	55,000	266,689
Geoff Davies	1,250	30,863
Richard D. Pummell	—	—
Dan E. Malone	—	—
Donald C. Duncan	2,000	22,080
Robert H. George	—	—
Richard J. Wehrle	—	—

Potential Payments Upon Termination or Change in Control

This section describes the benefits and payments to which each NEO would have been entitled under the Company’s existing plans and arrangements if his employment had terminated or if the Company had undergone a Change in Control, in each case, on December 31, 2010.  For purposes of valuing any outstanding equity awards, we have assumed a per share value of $27.82, the closing market price of the Company’s common stock on December 31, 2010.

General Policies.

Prior to the effective date of the SERP on January 3, 2011, the applicable NEOs were not entitled to cash severance payments upon any termination of employment or upon a Change in Control of the Company.  Upon termination, the NEOs receive health and welfare benefits under COBRA that are generally available to all salaried employees and accrued vacation pay.  There are no special or enhanced termination benefits under the Company’s stock option plans for the NEOs as compared to non-named executive officer participants.

The SERP is intended to provide a benefit from the Company upon retirement, death or disability, or a change in control of the Company.  Accordingly, the SERP obligates the Company to pay to a participant a Retirement Benefit (as defined in the SERP) upon the occurrence of certain payment events to the extent a participant has a vested right thereto.  A participant’s right to his Retirement Benefit becomes vested in the Company’s contributions upon 10 years of Credited Service (as defined in the SERP) following the effective date of the SERP or a change in control of the Company.  The Retirement Benefit will be based on 20% of the final three year average salary of each participant on or after his or her Normal Retirement Age (65 years of age).  In the event of the participant’s death or a change in control, the participant’s vested Retirement Benefit will be paid in a lump sum to the participant or his estate, as applicable, within 90 days after the participant’s death or a change in control, as applicable.  In the event the participant is entitled to a benefit from the SERP due to disability, retirement or other termination of employment, the benefit will be paid in monthly installments over a period of fifteen years.

Termination of Employment / Changes in Control – Equity

 A detailed list of the equity awards held by each NEO as of December 31, 2010 is set forth in the “Outstanding Equity Awards at 2010 Fiscal Year-End” table above. The NEOs do not hold any equity awards other than the stock options and the restricted stock units listed in that table. With respect to options granted prior to February 2006, NEOs may exercise only vested options within 30 days of termination of their employments (not for cause), 30 days of their retirements, or 1 year of their deaths.  With respect to options granted since February 2006, if the NEO is at least 62 years of age and has at least 5 years of service with the Company, the options become fully vested and may be exercised upon termination of the NEO’s employment (not for cause), retirement or death.

Stock options granted by the Company have included provisions applicable upon a Change in Control, as defined in the applicable award certificates. These options will become exercisable upon the occurrence of a Change in Control, but transfer restrictions on shares acquired upon exercise of stock options and cancellation provisions will remain in effect until the applicable transfer restriction date.

Some of the stock options held by the NEOs that would become exercisable upon (1) a termination of employment (not for cause), retirement or death or disability or (2) upon a Change in Control had intrinsic value as of December 31, 2010.

The following chart shows the value of restricted stock units and stock option awards that would have become vested or forfeited for a termination of employment as of December 31, 2010.  For this purpose, restricted stock units awards were valued at our closing price as of December 31, 2010 and stock options were valued as the difference between our closing price as of that date and the applicable exercise price of the stock options.

Name	Termination For Cause	Death or Disability		Change in Control	Any Other Involuntary/Voluntary Termination Without Cause
	Forfeit	Vesting	Forfeit	Immediate Vesting	Vesting	Forfeit
Ronald A. Robinson	$266,750	$240,350	$26,400	$266,750	$240,350	$26,400
Geoff Davies	426,849	290,904	135,945	426,849	290,904	135,945
Richard D. Pummell	251,920	117,792	134,128	251,920	117,792	134,128
Dan E. Malone	288,690	113,088	175,602	288,690	113,088	175,602
Donald C. Duncan	192,880	58,752	134,128	192,880	58,752	134,128
Robert H. George	342,240	179,808	162,432	342,240	179,808	162,432
Richard J. Wehrle	342,240	179,808	162,432	342,240	179,808	162,432

DIRECTOR COMPENSATION DURING 2010

                The following table sets forth the aggregate compensation awarded to, earned by or paid to our non-employee directors during 2010:

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)	All Other Compensation ($) (2)	Total ($)
Donald J. Douglass	46,500	—	81,763	128,263
Jerry E. Goldress	53,300	—	—	53,300
David W. Grzelak	42,900	—	—	42,900
Gary L. Martin	38,600	—	—	38,600
David H. Morris(3)	33,900	—	—	33,900
James B. Skaggs	45,650	—	—	45,650

(1)

No directors received option awards in 2010.  At December 31, 2010, options to purchase the following numbers of shares of Common Stock of the Company were outstanding and held by our directors: 13,000 shares for Mr. Douglass, 14,500 shares for Mr. Goldress, 15,500 shares for Mr. Grzelak, 13,000 shares for Mr. Martin, 14,400 shares for Mr. Skaggs and zero shares for Mr. Morris.

(2)	The amount reflected is payment of principal and interest relating to a supplemental retirement benefit.
(3)	Mr. Morris retired from the board effective November 4, 2010.

                Effective May 2010, non-employee directors received $2,600 for each meeting of the Board of Directors attended in person, and $1,300 for each meeting of any Committee attended in person, or $600 for each meeting of the Board of Directors or any meeting of any Committee thereof attended by telephone.  The Company pays directors who are not employees of the Company a $22,000 retainer per year.  The chairman of the Audit Committee receives an additional $5,000 annual retainer, the Chairman of the Board receives an additional $3,000 annual retainer, and other Committee chairs each receive an additional $2,000 annual retainer. Directors are reimbursed for reasonable expenses incurred as a result of attending meetings of the Board or the Committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company or one of our subsidiaries may occasionally enter into transactions with certain “related persons.”  Our Board has adopted a written Related Person Transactions Policy (the “Policy”) governing the approval or ratification of Related Person Transactions by the Audit Committee or all of the disinterested members of the Board, if necessary.

For purposes of the Policy, a Related Person Transaction generally means any transaction outside the normal course of business and not arms-length involving an amount in excess of $120,000 cumulatively within a twelve month period in which the Company is a participant and in which a Related Person, as defined below, has a direct or indirect material interest. In addition, proposed charitable contributions, or pledges of charitable contributions in excess of $100,000 cumulatively within a twelve month period, by the Company to a charitable or non-profit organization identified on the roster of Related Persons, are also subject to prior review and approval by the Audit Committee.  A Related Person means (i) an executive officer or director of the Company or a nominee for director of the Company, (ii) a beneficial owner of more than 5% of any class of voting securities of the Company, (iii) an immediate family member of any of the persons identified in clauses (i) or (ii) hereof, and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

Prior to entering into the Related Person Transaction, (a) the Related Person, (b) the director, executive officer, nominee or beneficial owner who is an immediate family member of the Related Person, or (c) the relevant business manager responsible for the potential Related Person Transaction shall provide notice to the General Counsel of the facts and circumstances of the proposed Related Person Transaction. The General Counsel shall advise the Chairman of the Audit Committee of any Related Person Transaction of which he becomes aware.

Under the Policy, the Audit Committee shall consider each Related Person Transaction, unless the Audit Committee determines that the approval or ratification of such Related Person Transaction should be considered by all of the disinterested members of the Board of Directors.

In considering whether to approve or ratify any Related Person Transaction, the Audit Committee or the disinterested members of the Board of Directors, as the case may be, shall consider all factors that are relevant to the Related Person Transaction, including, without limitation, the following:

–	the size of the transaction and the amount payable to a Related Person;
–	the nature of the interest of the Related Person in the transaction;
–	whether the transaction may involve a conflict of interest; and
–

whether the transaction involves the provision of goods or services to the Company that are available from unaffiliated third parties and, if so, whether the transaction is on terms and made under circumstances that are at least as favorable to the Company as would be available in comparable transactions with or involving unaffiliated third parties.

There were no relationships or Related Party Transactions that occurred in the fiscal year ending December 31, 2010.

PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors desires to engage the services of KPMG LLP for the fiscal year ending December 31, 2011.  KPMG LLP replaced our former auditors, Ernst & Young LLP, beginning with the fiscal year 2009.  See “Appointment of KPMG LLP” below.  The Audit Committee has appointed KPMG LLP to audit the financial statements of the Company for fiscal 2011 and report on those financial statements.  Stockholders are being asked to vote FOR the ratification of the appointment.  If stockholders do not ratify the appointment of KPMG LLP, the Audit Committee will reconsider its appointment.

Fees Incurred by the Company for KPMG LLP

                The following table shows the fees paid or accrued by the Company for the audit and other services provided by KPMG LLP for fiscal 2010 and 2009.

	2010	2009
Audit Fees(1)	$912,200	$831,000
Audit-Related Fees(2)	50,000	250,000
Tax Fees(3)	349,000	36,000
All Other Fees(4)	—	—
Total	$1,311,200	$1,117,000

(1)

Both 2010 and 2009 Audit Fees include: (i) the audit of our consolidated financial statements included in our Form 10-K annual report and services attendant to, or required by, statute or regulation; (ii) reviews of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings; and (iv) the audit of management’s reports on the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002 (Section 404).  2010 also includes Audit Fees related to the Bush Hog acquisition.

(2)	Audit-Related Fees in 2010 and 2009 include employee benefit plans.
(3)

Tax Fees in 2010 and 2009 include tax compliance, tax planning and tax advice.  Tax compliance, tax planning and tax advice services include the review of U.S. federal, state and local income tax returns and tax advice regarding R&D tax credits.

(4)	There were no other professional services rendered in 2010 or 2009.

Initial Appointment of KPMG LLP

As a result of a competitive request for proposal, the Audit Committee of our Board of Directors decided on January 16, 2009 to change the Company’s independent registered public accounting firm from Ernst & Young LLP to KPMG LLP.  The change in auditors became effective on March 11, 2009 following the completion by Ernst & Young LLP of its report on the financial statements of the Company for the year ended December 31, 2008.  On March 4, 2009, the Audit Committee recommended, and the Board of Directors approved, KPMG LLP as the Company’s independent registered public accounting firm and that it audit the Company’s financial statements for the year ending December 31, 2009.  Shareholders ratified the appointment at the Company’s 2009 annual shareholders’ meeting.

The report of Ernst & Young LLP on the financial statements of the Company for the year ended December 31, 2008 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal year ended December 31, 2008 and through the date of March 13, 2009, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Ernst & Young LLP would have caused it to make reference to the subject matter of such disagreements in connection with their reports on the financial statements for such years and any interim periods.  Further, there were no reportable events as defined under Item 304(a)(1)(v) of Regulation S-K during the Company’s most recent fiscal year preceding March 13, 2009.

Audit Committee’s Preapproval Policy and Procedures

Our Audit Committee has adopted policies and procedures for the preapproval of audit and non-audit services for the purpose of maintaining the independence of our independent auditors.  These policies and procedures are reviewed at least annually.  We may not engage our independent auditors to render any audit or non-audit service unless either the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s preapproval policies and procedures. On an annual basis, the Audit Committee may preapprove services that are expected to be provided to the Company by the independent auditors during the following twelve months.

The Audit Committee may also preapprove particular services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether such services are consistent with the auditor's independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company and whether the service could enhance the Company's ability to manage or control risk or improve audit quality.

                Representatives of KPMG LLP will be present at the Annual Meeting and will be available to respond to appropriate questions concerning the fiscal year ending December 31, 2010 and make a statement should they so desire.

                Vote required.  This recommendation must be approved by the affirmative vote of a majority of the shares represented at the Annual Meeting and entitled to vote thereon.  All proxies will be voted “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent auditor unless a contrary choice is indicated.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”

THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE COMPANY’S INDEPENDENT AUDITORS FOR 2011, WHICH IS DESIGNATED AS PROPOSAL NO. 2 ON THE ENCLOSED PROXY.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to recently enacted Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing shareholders with a vote to approve, on an advisory, non-binding basis, the compensation of our NEOs as disclosed in this Proxy Statement in accordance with Securities and Exchange Commission rules.  This vote is intended to provide an overall assessment of our executive compensation program rather than focus on a specific individual or item of compensation.

The goal of our executive compensation program is to motivate and retain highly-talented executives who are critical to the success of our Company and to enhance the Company’s performance by providing compensation to key managers who have the ability by the nature of their positions to significantly affect the operational effectiveness and financial performance of the Company or one of its subsidiaries. This ties the individual’s objectives with those of the Company and the shareholders.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement.  For the reasons discussed above, we are asking our shareholders to indicate their support for our named executive officer compensation by voting FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure in this Proxy Statement.”

As an advisory vote, this proposal is not binding upon our Board of Directors or the Company.  However, we expect that our Compensation Committee, which is responsible for designing and administering our executive compensation program, will consider the outcome of the vote when making future compensation decisions for our CEO and NEOs.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter.  This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 3 if you want to have your broker to vote your shares on the matter.

Approval of the say-on-pay proposal requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting.  Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER AND NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT WHICH IS DESIGNATED AS PROPOSAL NO. 3 ON THE ENCLOSED PROXY PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4 – ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

We will provide shareholders with a say-on-pay vote as described in the previous proposal at least once every three years.  Pursuant to recently enacted Section 14A of the Exchange Act, we are asking shareholders to vote, on an advisory, non-binding basis, for their preference as to whether the Company should hold future say-on-pay votes every one, two or three years.  Shareholders also may, if they wish, abstain from voting on this proposal.

Our Board of Directors recommends that we hold an advisory shareholder vote on executive compensation every three years.  Our executive compensation program is not complex and does not typically change materially year to year and our board has concluded that holding an advisory vote every three years should be sufficient to permit shareholders to express their opinions.  The board also feels that at the same time, we can minimize the administrative costs of such votes.

Shareholders are not voting to approve or disapprove of the Board’s recommendation.  Instead, the proxy card provides shareholders with four choices with respect to this proposal: one year, two years, three years or shareholders may abstain from voting on the proposal.  For the reasons discussed above, we are asking our shareholders to vote for a THREE YEAR frequency when voting in response to the following resolution at the Annual Meeting:

“RESOLVED, that the option of once every (1) one year, (2) two years or (3) three years that receives the highest number of votes cast for this resolution will be determined to be the preferred frequency with which the Company is to hold a shareholder vote to approve the compensation of the named executive officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure).”

As an advisory vote, this proposal is not binding upon our Board of Directors or the Company.  Our Board could, if it concluded it was in the best interest to do so, choose not to follow or implement the outcome of the advisory vote.  However, we expect that our Board of Directors will consider the outcome of the vote when determining how often to hold a shareholder advisory vote on executive compensation.

Under the rules of the NYSE, brokers are prohibited from giving proxies to vote on executive compensation matters unless the beneficial owner of such shares has given voting instructions on the matter.  This means that if your broker is the record holder of your shares, you must give voting instructions to your broker with respect to Proposal 4 if you want to have your broker to vote your shares on the matter.

The frequency of the say-on-pay proposal is a non-binding vote as to how often the say-on-pay proposal should occur. You may vote for: every year, every two years, or every three years, or you may abstain. The choice among the four choices included in the resolution that receives the highest number of votes will be deemed the choice of the stockholders. Because your vote is advisory, it will not be binding on the Board or the Company. However, the Board will review the voting results and take them into consideration when making future decisions regarding the frequency of the advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE OPTION OF ONCE EVERY THREE YEARS AS THE FREQUENCY WITH WHICH SHAREHOLDERS ARE PROVIDED AN ADVISORY VOTE ON THE COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER AND NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT WHICH IS DESIGNATED AS PROPOSAL

 NO. 4 PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

                Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of Common Stock to file with the SEC reports regarding their ownership and changes in ownership of our securities.  The Company believes that, through March 21, 2011, its directors, executive officers and beneficial owners of more than 10% of the Common Stock complied with all Section 16(a) filing requirements, except as follows:  Geoffrey Davies had two late reports for Section 16(a) reporting transactions.

In making this statement, the Company has relied upon examination of the copies of Forms 3, 4 and 5 and amendments thereto, provided to Alamo Group Inc., and the written representations of its directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock.

STOCKHOLDER PROPOSALS FOR 2012 ANNUAL MEETING

                Proposals from stockholders intended to be presented at the 2012 Annual Meeting, pursuant to Rule 14a-8 under the Exchange Act, must be received in writing by the Company at its principal executive offices not later than December 3, 2011.  The Company's principal executive offices are located at 1627 East Walnut Street, Seguin, Texas 78155.  Please direct all such proposals to the attention of the Company’s Secretary.

                If a stockholder intends to present business at the 2012 Annual Meeting other than pursuant to Rule 14a-8, to be considered timely pursuant to Rule 14a-4(c), such proposal must be submitted in writing to the Secretary of the Company at our principal executive offices no later than February 16, 2012, and such proposal, under law, must be an appropriate subject for stockholder action.

PROXY SOLICITATION

                The cost of soliciting proxies by the Board of Directors will be borne by the Company.  Proxies may be solicited through the mail and through telephonic communications or meetings with stockholders or their representatives by directors, officers and other employees of the Company who will not receive special compensation for these services.

                The Company requests persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy, and the Company will reimburse such persons for their reasonable expenses.

OTHER MATTERS

                No business other than the matters set forth in this Proxy Statement is expected to come before the Annual Meeting, but should any other matters requiring a vote of stockholders arise, including a question of adjourning the Annual Meeting, the persons named in the accompanying Proxy will vote thereon according to their best judgment in the interests of the Company.  If any of the nominees for office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies may vote for another person in his/her place in what they consider the best interests of the Company.

The Company is enclosing with this proxy a copy of the Company’s Annual Report on Form 10-K including financial statements and schedules thereto filed with the SEC for the year ended December 31, 2010. Any request for exhibits should be in writing addressed to Corporate Secretary, Alamo Group Inc., 1627 East Walnut Street, Seguin, Texas 78155.

By Order of the Board of Directors

Robert H. George
Secretary

March 21, 2011

ALAMO GROUP INC.

Proxy for 2011 Annual Meeting of Stockholders

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Ronald A. Robinson or Robert H. George or any one of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present at the Annual Meeting of Stockholders of Alamo Group Inc., to be held on Thursday, May 5, 2011 at 9:00 a.m., local time, at the Grand Hyatt Hotel, 600 E Market St., San Antonio, Texas, on the following matters and in their discretion on any other matters which may come before the Meeting or any adjournments thereof. Receipt of Notice-Proxy Statement dated March 21, 2011 is acknowledged.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 5, 2011

     NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement, annual report and proxy card are available at www.alamo-group.com

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00033333333040001000 9 050511
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3
FOR PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" 3 YEARS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		1.	Election of Directors:	FOR	AGAINST	ABSTAIN

In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" the proposals set forth in Proposals 2 and 3 and "FOR" 3 years for the proposal set forth in Proposal 4.			Helen W. Cornell	☐	☐	☐

			Jerry E. Goldress	☐	☐	☐

			David W. Grzelak	☐	☐	☐

			Gary L. Martin	☐	☐	☐

			Ronald A. Robinson	☐	☐	☐

			James B. Skaggs	☐	☐	☐

		2.	Proposal FOR ratification of appointment of KPMG LLP as the Company’s Independent auditors for 2011.	☐	☐	☐

		3.	Proposal "FOR" the approval of the compensation of the named executive officers.	☐	☐	☐

			3 years	2 years	1 year	ABSTAIN
		4.	Recommendation of the frequency of shareholder votes on executive compensation. ☐	☐	☐	☐

		5.	In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐			I plan to attend the meeting.	☐

Signature of Stockholder	Date:		Signature of Stockholder		Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

ALAMO GROUP INC.

May 5, 2011

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card.
Vote online/phone until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at www.alamo-group.com

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00033333333040001000 9 050511
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3
FOR PROPOSAL 4, THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" 3 YEARS.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
		1.	Election of Directors:	FOR	AGAINST	ABSTAIN

In the absence of such direction, the proxy will be voted "FOR" the nominees listed in Proposal 1, "FOR" the proposals set forth in Proposals 2 and 3 and "FOR" 3 years for the proposal set forth in Proposal 4.			Helen W. Cornell	☐	☐	☐

			Jerry E. Goldress	☐	☐	☐

			David W. Grzelak	☐	☐	☐

			Gary L. Martin	☐	☐	☐

			Ronald A. Robinson	☐	☐	☐

			James B. Skaggs	☐	☐	☐

		2.	Proposal FOR ratification of appointment of KPMG LLP as the Company’s Independent auditors for 2011.	☐	☐	☐

		3.	Proposal "FOR" the approval of the compensation of the named executive officers.	☐	☐	☐

			3 years	2 years	1 year	ABSTAIN
		4.	Recommendation of the frequency of shareholder votes on executive compensation. ☐	☐	☐	☐

		5.	In their discretion, upon such other business as may properly come before the meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐			I plan to attend the meeting.	☐

Signature of Stockholder	Date:	Signature of Stockholder			Date:
Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.